Exhibit 10.28

TUTOR.COM, INC. 2013 INCENTIVE PLAN

1.     Purpose.  The purpose of the Tutor.com, Inc. 2013 Incentive Plan (the “Plan”) is to retain and motivate certain key employees of Tutor.com, Inc. (the “Company”) who regularly, or are expected to regularly, make or influence decisions that affect the long-term success of the Company.

2.     Definitions.  As used herein, unless the context clearly requires otherwise, the following words and expressions shall have the meanings respectively provided:

(a)   “Affiliate” with respect to an entity means an entity controlling, controlled by or under common control with such entity.

(b)   “Award Agreement” means the written agreement among the Company, IAC and a Participant evidencing the award of SARs or other stock-based awards granted under this Plan and setting forth the terms and conditions thereof.

(c)   “Board” means the Board of Directors of the Company.

(d)   “Cause” shall have the meaning, if any, provided in the Participant’s employment agreement with the Company, or, if there is no such agreement, (i) the plea of guilty or nolo contendere to, or indictment for, the commission of a felony offense by the Participant; (ii) any act of material dishonesty, malfeasance, negligence, misconduct or breach of fiduciary duty by the Participant in connection with his or her employment with or duties to the Company or any of its subsidiaries or Affiliates (including, without limitation, IAC and its direct and indirect subsidiaries); (iii) commission by the Participant of fraud, misappropriation, theft or embezzlement with respect to the Company’s or any of its subsidiaries’ or Affiliates’ (including, IAC and its direct and indirect subsidiaries) funds or property; (iv) a breach by the Participant of any of the covenants made by the Participant contained in any restrictive covenant agreement to which the Participant is a party; (v) the failure or refusal of the Participant, after written notice thereof from the Company, to (x) perform the duties and responsibilities reasonably required as an employee or other service provider of the Company or any of its subsidiaries or Affiliates (including, without limitation, IAC and its direct and indirect subsidiaries) consistent with his position or (y) act in accordance with specific, reasonable and lawful instructions from the individual to whom the Participant reports or, to the extent applicable, the board of directors of the Company; (vi) a violation by the Participant of any IAC or Company policy previously provided or made available to Participant pertaining to ethics, wrongdoing or conflicts of interest; or (vii) the Participant has caused material loss, damage or injury to or otherwise materially endangered the property, reputation or employees of the Company or any of its subsidiaries or Affiliates (including, without limitation, IAC and its direct and indirect subsidiaries), other than as a result of the Participant following specific instructions from the individual to whom the Participant reports or, to the extent applicable, the board of directors of the Company.

(e)   “Change in Control” shall mean:

(i)            The acquisition, in one or more related transactions, by any individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than IAC or Barry Diller, and their respective Affiliates (a “Person”), directly or indirectly, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% of the Outstanding Company Voting Securities; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition by the Company, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company and (3) any acquisitions by any Person pursuant to a transaction which complies with clauses (A) and (B) of subsection (ii); or

(ii)           The consummation, in one or more related transactions, of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the capital stock or assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following the Business Combination (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination (including, without limitation, an entity, which as a result of such transaction owns the Company or all or substantially all of the assets of the Company either directly or indirectly through subsidiaries) in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities and (B) no Person (excluding IAC, Barry Diller and their respective Affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination.

Notwithstanding paragraphs (i) and (ii) above, in no event shall a Change in Control be deemed to occur under paragraphs (i) and (ii) above if IAC or its Affiliates (or Barry Diller or his Affiliates) maintains a direct or indirect Controlling Interest in the Company or an entity that maintains a Controlling Interest in the Company.  A “Controlling Interest” in an entity shall mean (x) beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (A) more than 50% of the outstanding equity securities of the entity or (B) equity securities representing more than 50% of the voting power of the outstanding equity securities of the entity or (y) voting control of more than 50% of the voting power of the entity.

(f)    “Code” means the Internal Revenue Code of 1986, as amended.

(g)   “Committee” means a committee appointed by the Board from time to time to administer the Plan and perform the duties set forth in Section 3.

(h)   “Common Stock” means a share of common stock of the Company, par value $.01 or other common equity of the Company into which the common stock is exchanged or converted.

(i)    “Disability” shall have the meaning, if any, provided in the Participant’s employment agreement with the Company, if any, or, if there is no such agreement, shall occur if as a result of the Participant’s incapacity due to physical or mental illness, the Participant shall have been absent from the full-time performance of the Participant’s duties with the Company for a period of four (4) consecutive months and, within thirty (30) days after written notice is provided to the Participant by the Company, the Participant shall not have returned to the full-time performance of the Participant’s duties.

(j)    “Effective Date” has the meaning specified in Section 16.

(k)   “Eligible Person” means any Company employee who is selected by the Committee to participate in the Plan.

(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(m)  “FMV” means the Committee’s reasonable, good faith judgment, determined in accordance with Section 409A of the Internal Revenue Code, of the fair market value of a share of common stock of the Company, taking into account all relevant factors, including the capital structure of the Company. IAC’s determination of FMV shall be based upon valuation methodologies it deems appropriate for the type of business maintained by the Company, which may include but not be limited to (i) discounted cash flows analysis, (ii) comparable companies analysis and (iii) analyst estimates.  The determination of FMV shall be determined by reference to the value of 100% of the equity interests of the Company, i.e., it shall not be based on valuations of comparable companies implied by investments for less than 100% of the equity interests of such companies or by reference to publicly-traded companies with small or thinly-traded floats.  Notwithstanding the foregoing, in the event that shares of Common Stock are publicly traded on a national securities exchange, FMV shall mean the closing price of a share of Common Stock on the applicable exchange on the date of measurement (or, if not traded on such measurement date, the next preceding date on which such shares of Common Stock were traded).

(n)   “Grant Date” means the date specified in an Award Agreement on which a Participant is granted one or more SARs under the Plan.

(o)   “Good Reason” shall have the meaning, if any, provided in the Participant’s employment agreement with the Company, or, if there is no such agreement, shall mean any of the following without the Participant’s written consent, (A) the reduction in such Participant’s base salary, or (B) the relocation of such Participant’s principal place of employment to a location that is more than 60 miles from the current place of work of the participant; provided, however, that in no event shall such Participant’s resignation be for “Good Reason” unless (x) an event or circumstance set forth in clauses (A) through (B) shall have occurred and such Participant provides the Company with written notice thereof within sixty (60) days after such Participant has knowledge of the occurrence or existence of such event or circumstance, which notice specifically identifies the event or circumstance that such Participant believes constitutes Good Reason, (y) the Company fails to correct the circumstance or event so identified within thirty (30) days after the receipt of such notice, and (z) such Participant resigns within ninety (90) days after the date of delivery of the notice referred to in clause (x) above.

(p)   “IAC” means IAC/InterActiveCorp, the ultimate parent company of the Company.

(q)   “Outstanding Company Voting Securities” means equity securities of the Company entitled to vote generally in the election of directors or managers, as the case may be.

(r)    “Participant” means any Eligible Person to whom an award of SARs has been granted under the Plan.

(s)    “Person” means any person or entity, including an individual, trustee, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, business association, firm or governmental authority.

(t)    “SAR” means a stock appreciation right to be granted hereunder.

(u)   “Termination of Employment” means a Participant’s termination of employment with the Company and/or any of its subsidiaries.

3.     Administration of the Plan.

(a)   Administrator.  The Plan shall be administered by the Committee, which shall have complete discretion and authority to select Eligible Persons to whom awards may be granted, determine the type of award to be granted (which may include SARs, stock options, restricted stock units or other stock-based awards), interpret and construe the Plan and any awards issued hereunder, decide all questions of eligibility and benefits (including underlying factual determinations), and adjudicate all claims and disputes.  In the event the Committee determines to grant awards under the Plan other than SARs, references in the Plan to SARs shall be deemed to refer to the type of award being granted, unless otherwise set forth in the Plan or the Award Agreement for such award.  The determination of the Committee on the matters pertaining to the Plan shall be final, binding, and conclusive on all interested parties.  If there is no Committee, all references in this Plan or any Award Agreement to the Committee shall be deemed a reference to the Board.

(b)   Administrative Rules.  The Committee may (i) adopt, amend and rescind rules and regulations relating to the Plan; (ii) determine the terms and provisions of the respective awards of SARs, including provisions defining or otherwise relating to (A) the duration of the awards, (B) the effect of termination of employment on continued benefits under the Plan (C) the effect of approved leaves of absence on the rights to benefits under the Plan and (D) the exercise price or grant price applicable to any SAR award; (iii) construe the provisions of the Plan and the respective Award Agreements; and (iv) make all determinations necessary or advisable for administering the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan or Award Agreement into effect, and it shall be the sole and final judge of such expediency.  The determination of the Committee on the matters pertaining to the Plan shall be final, binding, and conclusive on all interested parties.

(c)   Good Faith Determinations.  No member of the Committee or the Board shall be liable, with respect to the Plan or any Award Agreement, for any act, whether of commission or omission, taken by any other member or by any officer, agent, or employee of IAC or any of its subsidiaries (including the Company), nor, excepting circumstances involving his or her own bad faith, for anything done or omitted to be done by himself.

4.     Eligibility and Participation.

(a)   Eligibility and Grant of Awards.  Awards may be granted by the Committee to any Eligible Person.

(b)   Effect of Adoption.  The adoption of the Plan shall not be deemed to give any person a right to be granted any award under the Plan.

5.     SARs.

(a)   Grant of SARs; Number of SARs Issuable.  The Committee may grant SARs to such Eligible Persons subject to such terms and conditions as the Committee may determine in its sole discretion.  Subject to Section 13, the number of shares of Common Stock underlying SARs that may be issued pursuant to the Plan shall not exceed 168 shares of Common Stock plus the number of shares of Common Stock underlying SARs issued under the 2012 Tutor.com, Inc. 2012 Incentive Plan that are forfeited after the Effective Date through and including December 31, 2013.  As of the date hereof, there are 1,000 shares of Common Stock outstanding.  No SAR shall be granted with an exercise price or grant price that is less than the FMV on the grant date.

(b)   Award Agreements.  Each award of SARs granted pursuant to the Plan shall be evidenced by an Award Agreement, executed by IAC, the Company and the Participant, which shall specify the number of SARs awarded to the Eligible Person and shall incorporate such terms as the Committee shall deem necessary or desirable, including with respect to the vesting and exercise prices or grant prices of the SARs.

(c)   Vesting.

(i)            Continuation of Employment.  Subject to the terms and conditions of this Plan and any Award Agreement, each SAR shall vest and no longer be subject to forfeiture (other than as provided in Section 5(c)(iii)) as provided in the applicable Award Agreement; provided that the vesting of SARs shall be contingent on continued employment by a Participant with the Company or its subsidiaries through the applicable vesting date.  Any unvested SARs shall be immediately forfeited by a Participant without consideration and cancelled upon a Termination of Employment of such Participant, except as provided in Section 5(c)(ii) below.  For purposes of the Plan, employment with the Company shall include employment with any direct or indirect subsidiary of the Company.

(ii)           Change in Control.  Upon a Participant’s Termination of Employment, during the two-year period following a Change in Control, (A) by the Company other than for Cause or Disability, or (B) by the Participant for Good Reason, any SARs outstanding as of such

Termination of Employment which were outstanding as of the date of such Change in Control shall vest.

(iii)          Termination of Employment for Cause.  Notwithstanding anything herein to the contrary, if a Participant incurs a Termination of Employment for Cause, a Participant resigns in anticipation of being terminated by the Company for Cause or following any termination of a Participant’s employment with the Company for any reason, the Company becomes aware that during the two (2) years prior to such Termination of Employment with the Company there was an event or circumstance that would have been grounds for termination for Cause, and the basis of any such termination (x) causes, caused or is reasonably likely to cause significant business or reputational harm to the Company or any of its Affiliates (as determined in the good faith discretion of the Board) or (y) involves or involved fraudulent misconduct that relates to or harms the Company or any of its Affiliates (the circumstances of either (x) or (y), the “Underlying Event”), then (A) all SARs, whether or not vested, held by such Participant shall be immediately forfeited by the Participant without consideration and cancelled and (B) if any portion of the Participant’s SARs were settled after the Underlying Event, the Company shall be entitled to recover from the Participant at any time within two (2) years after such settlement, and the Participant shall pay over to the Company, any amounts realized as a result of the settlement.  This remedy shall be without prejudice to, or waiver of, any other remedies the Company or its subsidiaries or Affiliates may have in such event.

(d)   Exercise and Settlement (Private Company).  This paragraph (d) shall apply solely during such time as shares of Common Stock are not traded on a national securities exchange.  Subject to the terms and conditions of this Plan and any Award Agreement with a Participant, all vested SARs shall be exercisable and settled (as applicable) as follows:

(i)            General.  Commencing in 2016 and as long as there are vested and exercisable SARs outstanding, IAC shall deliver to each Participant, no later than March 31st, its written determination of the FMV (the “Annual FMV Notice”) as of the date of delivery of such written determination.  The vested SARs shall be exercisable by a Participant, in whole or in part, once each year during the 30-day period following each delivery of the Annual FMV Notice (each, an “Exercise Window”).  The determination by Participant of whether to exercise any or all vested SARs during a particular Exercise Window shall be made by delivery of a written notice of exercise to IAC and the Company (the “Exercise Notice”) by 5:00 p.m., New York time, no later than the 30th day following the date of delivery of the applicable Annual FMV Notice, which Exercise Notice shall indicate the number of vested SARs to be exercised by Participant.  If Participant elects to exercise any or all vested SARs, the Settlement Amount shall be paid as provided in Section 5(d)(iv).  In no event shall a Participant’s SARs be validly exercised unless such Participant has substantially complied with any restrictive covenants to which such Participant is subject.

(ii)           Notwithstanding the foregoing, if during any Exercise Window, IAC determines in its sole discretion that the FMV determination contained in the applicable Annual FMV Notice is no longer accurate or appropriate (including by virtue of new information that became available following delivery of the Annual FMV Notice that materially impacts the Fair Market Value), then it shall promptly notify Executive and provide an updated Annual FMV Notice during the Exercise Window; provided, if the Exercise Window is otherwise scheduled to expire within 10 days of delivery of the updated Annual FMV Notice, it shall be extended to the 10th tenth day following delivery of the Annual FMV Notice.   In no event shall IAC be permitted to modify its determination of Fair Market Value for any SARs which have been exercised but not yet settled pursuant to Section 5(d)(iv).

(iii)          Exercise upon Termination.  In the event of a Termination of Employment of a Participant (other than a Termination of Employment for Cause in which case Participant immediately shall forfeit all SARs), that portion of the SAR held by such Participant, if any, which is vested at the time of such Termination of Employment (including any portion vested pursuant to Section 5(c)(ii) above) shall be exercised, at IAC’s election, (i) on the date that IAC delivers its written determination of the FMV as of the date of delivery (which such delivery shall occur not later than 60 days following such Termination of Employment) (the “Termination FMV”) or (ii) during the next Exercise Window immediately following the date of such Termination of Employment.

(iv)          Settlement.  Within five (5) business days following the receipt of the Exercise Notice or the delivery of notice of the Termination, as applicable, in full settlement of the number of shares with respect to which the SARs are exercised, each Participant who has exercised SARs shall be entitled to receive payment in an amount (the “Settlement Amount”) equal to the excess, if any, of the FMV set forth in the most recently delivered Annual FMV Notice or the Termination FMV (as applicable) over the Exercise Price (as defined in the applicable Award Agreement) or grant price, as applicable, multiplied by the number of SARs being exercised.  Payment of the Settlement Amount shall be made in a number of freely transferable shares of common stock, par value $0.001, of IAC (“IAC Common Stock”) with a value (based on the price as of the close of business on the trading day immediately prior to the date of settlement) equal to the Settlement Amount; provided that if there is a successor to IAC as the ultimate parent of the Company, and the common stock of the successor is publicly traded, the SARs shall be settled using common stock of the successor; provided further that any fractional shares of IAC Common Stock (or successor common stock) will be settled in cash.  As long as shares of Common Stock are not traded on a national securities exchange, no Participant shall be entitled to receive any shares of Common Stock of the Company upon exercise of a SAR.

(e)   Exercise and Settlement (Public Company).  This paragraph (e) shall apply during such time as shares of Common Stock are traded on a national securities exchange.

(i)            FMV for purposes hereof shall equal the closing price of a share of Common Stock on such exchange on the relevant date of measurement (or, if not traded on such measurement date, the next preceding date on which shares of Common Stock were traded).

(ii)           A SAR shall be exercisable in accordance with customary terms and conditions established by the Committee.  Alternatively, the Company may convert SARs into stock options to acquire shares of Common Stock, and references in this Plan to SARs shall be deemed references to stock options.

(iii)          In the event of a Termination of Employment of a Participant (other than a Termination of Employment for Cause in which case Participant immediately shall forfeit all

SARs), that portion of the SAR held by such Participant, if any, which is vested at the time of such Termination of Employment (including any portion vested pursuant to Section 5(c)(ii) above) shall remain exercisable for 90 days following such Termination of Employment and thereafter shall be forfeited.

6.     Withholding of Taxes.

(a)           To the extent IAC or the Company determines in its good faith discretion that, prior to exercise, a Participant is required to pay any federal, state or local taxes (or other required withholdings) by reason of any SARs granted hereunder being treated as wages or being included in such Participant’s gross income, the Company shall be permitted to (i) require the Participant, promptly upon request by the Company, to pay to IAC or the Company any such amounts as may be required by law to be withheld by IAC or the Company or (ii) cause the Company to deduct any such amounts from any payment otherwise due from the Company to the Participant (including wage and bonus payments).  IAC’s or the Company’s determination of the fair market value of the SARs granted hereunder for such purposes, and its calculation of the amount of taxes to be withheld, shall be binding on the Participant.

(b)           To the extent IAC or the Company determines in its good faith discretion that upon exercise a Participant is required to pay any federal, state or local taxes (or other required withholdings) by reason of the settlement of any SARs granted hereunder being treated as wages or being included in such Participant’s gross income, the amounts payable to Participants under the Plan shall be reduced by the amount which IAC or any of its subsidiaries or Affiliates is required to withhold with respect to such payments under the then applicable provisions of federal, state or local income tax laws.  Any such withheld amounts shall be treated for purposes of the Plan and any Award Agreement as having been paid to the Participant.

7.     No Right to Continued Employment.  The grant of SARs to a Participant pursuant to the Plan shall not confer upon the Participant any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with the right of the Company or any such Affiliates to terminate the Participant’s employment at any time.

8.     No Rights as a Stockholder or Member.  A Participant shall have no distribution, voting, or any other rights as a stockholder or member of the Company or any of its subsidiaries or Affiliates as a result of participation in the Plan or with respect to any SARs or shares of Common Stock underlying such SARs.

9.     Unfunded Plan.  The Plan is unfunded.  Neither IAC nor any of its subsidiaries (including the Company) or Affiliates shall segregate any assets in connection with or as a result of the Plan.  The rights of a Participant to benefits under this Plan shall be solely those of a general, unsecured creditor of IAC and its subsidiaries (including the Company).

10.  Amendment; Termination.  The Board or the Committee may, from time to time, amend, modify, change, suspend, or terminate, in whole or in part, any or all provisions of the Plan.  No amendment, modification, change, suspension, or termination may materially and adversely affect any right of any Participant with respect to previously granted SARs, without his consent; provided, that Participants shall be deemed to consent to an amendment, change, suspension, or termination if approval is provided in writing by Participants holding a majority of the SARs granted hereunder outstanding and not forfeited at the time of such amendment.

11.  Nontransferability.  No right or interest to or in any SAR, payment or benefit to a Participant shall be assignable by such Participant except by will or the laws of descent and distribution.  No right, benefit or interest of a Participant hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation or set off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law.  Any attempt, voluntarily or involuntarily, to effect any action specified in the immediately preceding sentences shall, to the fullest extent permitted by law, be null, void and of no effect; provided, however, that this provision shall not preclude a Participant from designating one or more beneficiaries to receive any amount that may be payable to such Participant under the Plan after his or her death and shall not preclude the legal representatives of a Participant’s estate from assigning any right hereunder to the person or persons entitled thereto under his or her will, or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his or her estate.

12.  Notices.  All notices and other communications under this Agreement shall be in writing and shall be given by first-class mail, certified or registered with return receipt requested or hand delivery acknowledged in writing by the recipient personally, and shall be deemed to have been duly given three days after mailing or immediately upon duly acknowledged hand delivery to the respective persons named below:

If to IAC:	IAC/InterActiveCorp
555 West 18th Street
New York, New York 10011
Attn: General Counsel
Fax: (212) 632-9551

If to the Company:	Tutor.com, Inc.
555 West 18th Street
New York, NY 10011
Attention: Board of Directors

If to a Participant, to the Participant’s address as set forth in the applicable Award Agreement.

13.  No Limitations on Corporate Actions.  This Plan and the SARs granted hereunder shall have no effect on the Company’s capital structure, and shall not affect the right of the Company, IAC or any of their respective subsidiaries or Affiliates to reclassify, recapitalize, issue equity or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup or otherwise reorganize. The Board shall equitably and proportionately make adjustments to the Plan, the awards made hereunder, and the maximum number of SARs available for grant under the Plan to reflect any changes that the Board may deem appropriate as a result of any distribution, stock split, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or similar transaction affecting the Common Stock.  Upon the occurrence of any such events, the Board may make appropriate adjustments, taking into account a fair market valuation of the Company, as determined in good faith by either the IAC Board of Directors or an IAC senior executive officer (with notice to the applicable Participants), and treating each SAR as one share of Common Stock for which payment equal to the exercise price remains due and owing.  Any good faith determination by the Board as to whether an adjustment is required in the circumstances pursuant to this Section 13 and the extent and nature of any such adjustments shall be conclusive and binding on all Participants.  In addition, IAC will ensure that in connection with a Change in Control, the acquiring entity assumes all obligations of IAC hereunder.  Any adjustments pursuant to this Section 13 shall be made in accordance with Section 409A of the Code.

14.  Successors.  The rights and obligations under the Plan and any Award Agreements shall inure to the benefit of, and shall be binding upon the Company, its successors and assigns, and the Participants and their respective beneficiaries and legal representatives.

15.  Entire Agreement; Headings; Severability.  This Plan and any Award Agreement contain the entire agreement and understanding among IAC, the Company and the Participants with respect to the subject matter hereof and supersede all prior agreements, understandings, arrangements and communications, whether oral or written, with respect to the subject matter hereof.  Headings appearing in this Agreement are for convenience only and shall not be deemed to explain, limit or amplify the provisions hereof.  The invalidity or unenforceability of any particular provision of this Plan or any Award Agreement shall not affect the other provisions hereof or thereof, and this Plan and/or such Award Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

16.  Effective Date.  The Plan shall be effective as of April 1, 2013 (the “Effective Date”).

17.  Governing Law.  This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

18.  Miscellaneous.  For the avoidance of doubt, (a) in the event a Participant exercises a SAR (whether during an Exercise Window or following a Termination of Employment), the date of determination of FMV, the exercise date and the settlement date shall occur in the same calendar year, and (b) the measurement date for purposes of establishing the exercise price of a SAR will be the Grant Date and the measurement date for purposes of determining the FMV on the date of exercise of a SAR will be the date of exercise of the SAR.

19.  Section 409A of the Code.  It is the intention of the Company that no SAR (or other award) shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in this Section 19, and the Plan and the terms and conditions of all SARs (or other awards) shall be interpreted accordingly.  The terms and conditions governing any SARs (or other awards) that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares pursuant thereto and any rules regarding treatment of such awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code.  Notwithstanding any other provision of the Plan to the contrary, with respect to any award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, any payments (whether in cash, shares or other property) to be made with respect to the award upon the Participant’s Termination of Employment shall be delayed until the earlier of (A) the first day of the seventh month following the Participant’s Termination of Employment and (B) the Participant’s death. Each payment under any award shall be treated as a separate payment for purposes of Section 409A of the Code.  In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any award that constitutes nonqualified deferred compensation.

TUTOR.COM, INC. 2013 INCENTIVE PLAN

FORM OF SARS AWARD AGREEMENT

Tutor.com, Inc. (the “Company”), pursuant to the Tutor.com, Inc. 2013 Incentive Plan (the “Plan”), hereby grants to the Participant listed below (“Participant”), the SARs set forth below, subject to the terms and conditions of the Plan and this Award Agreement. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Award Agreement.

I.                                        NOTICE OF STOCK APPRECIATION RIGHT GRANT

Participant:	[ ]

Date of Grant:	[ ]

SAR

Exercise Price per SAR:	$XXX

Total Number of SARs Granted:	[ ]

II.                                   AWARD AGREEMENT

1.             Grant of SARs.  The Company hereby grants to you the SARs set forth in Section I above (the “SARs”), at the exercise price per SAR set forth in Section I above (the “Exercise Price”).  Notwithstanding anything to the contrary anywhere else in this Award Agreement, this grant of SARs is subject to the terms, definitions and provisions of the Plan, which are incorporated herein by reference.

2.             Vesting.  Subject to Section 5 of the Plan, 50% of your SARs shall vest on the second anniversary of the Grant Date, 25% of your SARS shall vest on the third anniversary of the Grant Date and the remaining 25% of your SARs shall vest on the fourth anniversary of the Grant Date, subject, in each case, to your continued employment through the applicable vesting date.  If you suffer a Termination of Employment for any reason, any unvested SARs shall be immediately forfeited by you without consideration and canceled, except as specifically provided in the Plan.

3.             Exercise.  If the SARs are to be exercised and settled during such time as the shares of Common Stock are not traded on a national securities exchange, the vested SARs shall be exercisable during the Exercise Windows in [2016, 2017 and 2018].  [Notwithstanding the foregoing, if the Company is not cash flow positive during fiscal 2015, there shall be no exercise window at the beginning of 2016, unless the reason it is not cash flow positive is because of marketing expenditures being done on a lifetime profitable basis, as reasonably determined by IAC.]

4.             Term.  Subject to the terms and conditions of the Plan and this Award Agreement, all SARs held by you, whether vested or unvested, shall expire on [December 31, 2019].

5.             Limitations on Transfer of SARs.  Except as set forth in Section 11 of the Plan, your SARs are not transferable.

6.             SAR Not an Employment Contract.  Your SARs are not an employment or service contract, and nothing in your SARs shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Affiliate in any capacity.

7.             Notices.  Any notices provided for in this Award Agreement or the Plan shall be given in writing in accordance with the Plan.

8.             SARs Subject to Plan Document.  The provisions of the Plan are hereby made a part of this Award Agreement, which is further subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan, to the extent not inconsistent with the terms of this Award Agreement.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

TUTOR.COM, INC.

By:
Name:
Title:

IAC/INTERACTIVECORP

By:
Name:
Title:

Participant acknowledges and agrees that the vesting of the SARs pursuant to this Award Agreement is earned only by continuing service with the Company (not through the act of being hired, being granted or acquiring shares hereunder).  Participant further acknowledges and agrees that nothing in this Award Agreement or in the Plan shall confer upon the Participant any right to continue in the service of the Company, nor shall it interfere in any way with the Company’s right to terminate Participant’s service at any time, with or without cause.

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof.  Participant hereby accepts these SARs subject to all of the terms and provisions hereof.  Participant further agrees to notify the Company upon any change in the residence address indicated below.

Dated:
PARTICIPANT
Residence Address: